Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES UPDATE REGARDING

AUDIT COMMITTEE REVIEW OF STOCK OPTION GRANT PRACTICES

COMPANY RECEIVES NASDAQ STAFF DETERMINATION LETTER

PLANO, TX, AUGUST 15, 2006 – Microtune®, Inc. (NASDAQ:TUNE) announced today that it will request a hearing before a NASDAQ Listing Qualifications Panel in response to the receipt of a NASDAQ Staff Determination letter on August 14, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). As anticipated, the letter was issued in accordance with NASDAQ procedures due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Pending a decision by the Panel, Microtune shares will remain listed on The NASDAQ Global Market.

As announced on August 9, 2006, the Company’s delay in filing its Quarterly Report on Form 10-Q is due to a self-initiated internal review of the Company’s stock option grant practices by the Audit Committee of the Company’s Board of Directors. The Audit Committee’s investigation has not been concluded as of the date of this press release and, therefore, the Audit Committee has not determined whether any accounting adjustment will be required. The Company plans to file its Form 10-Q following the completion of the Audit Committee’s review.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 63 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as "plan," "if," "estimate," "expect," "believe," "could," "would," "anticipate," "may," or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include results or events occuring as a result of additional actions and findings resulting from the continuing internal investigation by the Audit Committee of the Company’s Board of Directors into the Company’s stock option grant practices, the Company's ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company's actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, including forward-looking statements made herein relating to the nature and scope of the Audit Committee’s pending internal investigation and timing of the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2006 Microtune, Inc. All rights reserved.

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